Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Talon Therapeutics, Inc.
San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178031, No. 333-172229, 333-145663, 333-135252, 333-126878 and 333-126877) of Talon Therapeutics, Inc. of our report dated March 29, 2012, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

By:	/s/ BDO USA, LLP
San Jose, California

March 29, 2012